                                  EXHIBIT 1

                                PRESS RELEASE

================================================================================

                           P R E S S   R E L E A S E

================================================================================


RELEASE DATE:                                        CONTACT:
- - -------------                                        --------

May 21,1996                                          Frank D. Martz
                                                     Senior Vice President
                                                     of Operations and Secretary
                                                     (412) 758-5584


            PENNFIRST BANCORP, INC. ANNOUNCES SPECIAL CASH DIVIDEND

            PennFirst Bancorp, Inc. announced today that its Board of Directors at its meeting on May 21, 1996 declared a special cash dividend of $.50 per share on the Common Stock of PennFirst Bancorp, Inc. payable on June 25, 1996 to the stockholders of record at the close of business on May 31, 1996.

            PennFirst Bancorp, Inc. is the parent Holding Company of ESB Bank, F.S.B.

            In announcing the special $.50 cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, stated that this special cash dividend is paid in an effort to reward stockholders for the Company's continued earnings growth. Ms. Zuschlag also noted the Company's favorable results of operations for the three months ended March 31, 1996. The Company reported net income for the three month period ended March 31, 1996 of $1,015,000 or $.25 per share. This announcement does not change the Company's policy of declaring a regular quarterly cash dividend of $.09 per share.

                                    -End-